HERLEY INDUSTRIES, INC.
                                AND SUBSIDIARIES

                                   Exhibit 11

                        COMPUTATION OF PER SHARE EARNINGS

                                                                             Thirteen weeks ended
                                                                     -----------------------------------
                                                              April 28, 1996                      April 30, 1995
                                                            ------------------                  ------------------
                                                        Primary      Fully Diluted          Primary     Fully Diluted
                                                        -------      -------------          -------     -------------
Net Income (loss)                                    $  777,477      $    777,477       $ (4,758,738)   $ (4,758,738)
                                                        =======           =======          =========       =========

Weighted average shares outstanding:
      Shares outstanding from beginning of period     2,802,274         2,802,274          3,615,815       3,615,815
      Shares issued for options exercised                11,326            11,326               -               -
      Treasury shares acquired                          (16,608)          (16,608)           (50,581)        (50,581)
      Common equivalents - options and warrants         222,116           222,116               -               -
      Common equivalents - using period end price          -              137,794               -               -
                                                      ---------         ---------          ---------       ---------
Weighted average  common and common
      equivalent shares outstanding                   3,019,108         3,156,902          3,565,234       3,565,234
                                                      =========         =========          =========       =========

Earnings (loss) per common and
      common equivalent share:                         $.26              $.25               $(1.33)         $(1.33)
                                                        ===               ===                 ====            ====


                                                                          Thirty-nine weeks ended
                                                                     -----------------------------------
                                                              April 28, 1996                      April 30, 1995
                                                            ------------------                  ------------------
                                                       Primary      Fully Diluted          Primary     Fully Diluted
                                                       -------      -------------          -------     -------------
Adjustment of net income (loss):
      Net Income (loss)                             $ 2,830,457     $   2,830,457      $ (5,056,211)   $ (5,056,211)
      Add elimination of interest, net of tax
         benefit, under the modified treasury
         stock method                                    77,222              -                 -               -
                                                      ---------         ---------         ---------       ---------
      Adjusted net income (loss)                    $ 2,907,679      $  2,830,457      $ (5,056,211)   $ (5,056,211)
                                                      =========         =========         =========       =========

Weighted average shares outstanding:
      Shares outstanding from beginning of period     3,015,988         3,015,988          4,175,689       4,175,689
      Shares issued for options exercised                 3,775             3,775             15,556          15,556
      Treasury shares acquired                         (200,122)         (200,122)          (299,307)       (299,307)
      Common equivalents - options and warrants         548,063           548,063             13,223          13,223
      Common equivalents - using period end price          -               53,567               -               -
                                                      ---------         ---------          ---------       ---------
Weighted average  common and common
      equivalent shares outstanding                   3,367,704         3,421,271          3,905,161       3,905,161
                                                      =========         =========          =========       =========

Earnings (loss) per common and
      common equivalent share:                         $.86              $.83               $(1.29)         $(1.29)
                                                        ===               ===                 ====            ====

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